Consent of Independent Registered Public Accounting Firm

Function(x) Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-201952) and Form S-8 (No. 333-182978, No. 333-186570, No. 333-199423 and No. 333-207339) of Function(x) Inc. (formerly known as Viggle Inc.) of our report dated October 11, 2016, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
New York, NY
October 11, 2016

R-221 (6/14)